                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                August 13, 2001


                           V.I. TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

                 Delaware                            0-24241                        11-3238476
     (State or other jurisdiction             (Commission File No.)         (IRS employer identification
     of incorporation or organization)                                                number)

                              134 Coolidge Avenue
                        Watertown, Massachusetts 02472
                                (617) 926-1551
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Item 2.  Disposition of Assets

          We completed a divestiture of our manufacturing and processing business (the "Plasma Operations") in Melville, New York to Precision Pharma Services, Inc. ("Precision" or the "Buyer") on August 14th, 2001. Precision is owned by the management of the Plasma Operations and Ampersand Ventures ("Ampersand"). Ampersand is one of our shareholders and owns, through its affiliates, approximately 34% of our common stock. Richard Charpie, Peter D. Parker and Samuel K. Ackerman, three of our Directors, share voting and investment control over the shares owned by Ampersand.

          The Plasma Operations were responsible for producing intermediate plasma fractions for Bayer Corporation and for viral inactivation of transfusion plasma for the American National Red Cross and accounted for all of our previously reported processing revenues.

          The total value of the transaction was $32.1 million, comprised of $25.0 million in cash, $3.0 million to be paid by Precision on the two year anniversary of the closing of the sale subject to our indemnification obligations, the assumption by Precision of certain capital lease obligations, a guarantee by Precision of certain advances to customers, a contingent cash payment of up to $2.0 million based on Precision achieving certain processing goals, and, under certain defined circumstances, 20% of any gain on the sale of the Plasma Operations by Ampersand within three years after the closing. We recognized a loss of $9.9 million in connection with the closing. Prior to the closing of the transaction, we obtained an opinion from an investment banker that the transaction was fair to our shareholders.

          The completion of the Asset Purchase Agreement described herein requires the filing, pursuant to Article 11 of Regulation S-X, of the pro forma financial statements included herein.

Item 7.  Financial Statements and Exhibits.

     (b)  Pro Forma Financial Information.

          The following unaudited pro forma financial information appears as
          Exhibit 99.1 to this Current Report on Form 8-K and is herein incorporated by reference:

          V.I.Technologies, Inc. Unaudited Pro Forma Condensed Statement of Operations for the year ended December 30, 2000.

          V.I.Technologies, Inc. Unaudited Pro Forma Condensed Statement of Operations for the twenty-six weeks ended June 30, 2001.

          V.I.Technologies, Inc. Unaudited Pro Forma Condensed Statement of Operations for the twenty-six weeks ended July 1, 2000.

          V.I.Technologies, Inc. Unaudited Pro Forma Condensed Balance Sheet as of June 30, 2001.

     (c)  Exhibits:

          2.1 Asset Purchase Agreement, dated August 13, 2001, by and among V.I.Technologies, Inc. and Precision Pharma Services, Inc. Filed herewith.

          99.1 Unaudited Pro Forma Financial Statements. Filed herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    V.I.Technologies, Inc.
                                    By: /s/ John Barr
                                        -------------
                                    Chief Executive Officer
                                    Date: August 28, 2001

                                 EXHIBIT INDEX


EXHIBIT NO    DESCRIPTION                                                                PAGE
----------    -----------                                                                ----
   2.1+       Asset Purchase Agreement, dated as of August 13, 2001
              by and among V.I.Technologies, Inc. and Precision Pharma Services, Inc.
              Filed herewith.

   99.1       Unaudited Pro Forma Financial Statements. Filed herewith.

+ Certain confidential material contained in the document was omitted and filed separately with the SEC pursuant to Rule 24b-2 of the Securities Act. of 1934, as amended.